UNITED STATES

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SCHEDULE 14A INFORMATION

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The following is a transcript of a video message by Robert E. Jordan, President, Chief Executive Officer, & Vice Chairman of the Board of Directors of Southwest Airlines Co. (the “Company”), published on September 27, 2024:

Bob’s Briefing

Bob Jordan President CEO & Vice Chairman of the BOD

Published 9/27/24

Well, hello everybody. Bob Jordan here, and hello from our future cabin and new in-air Customer Experience! And it looks just terrific, and it’s designed with comfort in mind. Our Investors, media, and social content creators got a chance to experience it yesterday, along with our new seats, in-seat power, bigger overhead bins, and a configuration that’s got extended legroom rows.

We’re changing the actual layout of the aircraft, the seats, the look and feel of the seats, the technology ... it’s a lot. I know you share my excitement, and I can’t wait for all of you to see this in person beginning next year! Well, yesterday, we hosted Investor Day to provide more details on our plan to transform Southwest and enable us to hit the level of financial returns that we all want.

I want you to have all the details, and you can find those on SWALife. So, be sure to read all the information there, and take a look at some of the headlines. It was very exciting to confirm that Bags Fly Free is here to stay!1 Our research reinforces that this policy really sets us apart from other airlines and our Customers love it, and we are keeping it.

We also affirmed that Rapid Rewards will remain the great loyalty program that we all love. All Members will earn and redeem points at the same rate that they do today, and we’ll continue to offer no blackout dates and points that don’t expire. Like today, A-List and A-List Preferred Members will enjoy priority boarding, free same-day change,2 and same-day standby.3

And we’ve added more for Tier Members. When booking flights, A-List Preferred Members will have a complimentary access to all available seats, including extra legroom rows. A-List Members will also have complimentary access to all available standard seats when they book their flights, along with complimentary access to extra legroom seats 48 hours before departure, when available. We introduced Getaways by Southwest®, a new vacation package offering that only Southwest can deliver—with the intent of generous, flexible policies. And we’re very excited to announce plans to partner with international carriers and expand our network, with the first partnership being Icelandair. We expect to begin booking their Customers into our network through our Baltimore station starting in 2025. Partnering with international carriers is an opportunity for us to expand our network and connect our Customers to new destinations that Southwest does not serve. We plan to further expand our partnerships and add at least one additional partner carrier next year, so stay tuned.

[1]	First and second checked bags. Weight and size limits apply.
[2]

On the day of travel, you can switch free of airline charges to another flight with space available departing on the same calendar day between the same origin airport and destination airport as your original flight. With the exception of A-List Preferred and A-List Members, Customers who purchase Wanna Get Away® fares are not eligible for free same-day change.

[3]

You can list for same-day standby for an earlier flight via a Southwest Customer Service Agent at the airport or the Southwest app or mobile web. You will receive a message based on the contact preference selected during booking if you are cleared on the flight.

For both same-day change and same-day standby, you must change your flight or request to be added to the same-day standby list at least 10 minutes prior to the scheduled departure of your original flight or the no-show policy will apply. If using the app or mobile web for standby, you must list your name 30 minutes ahead of scheduled departure. You will be required to pay any government taxes and fees associated with these itinerary changes but refunds will be provided. Your original boarding position is not guaranteed. Southwest Business Customers booked through travel agencies may need to see a Southwest agent at the airport for both a same-day change or standby listing. See Southwest.com/standby for more details.

We also shared information at several interactive stations, focused on the turn modernization work, Safety measures, and Passenger movement efforts ... like jet bridge audio and visual announcements. Everything we’re doing centers around data-driven research of what Customers want and expect from Southwest. Well, these efforts are the most transformational plan that we’ve ever had, but they’re also highly intentional and reflect the urgency with which we’re moving to address the challenges impacting our business.

You know, evolving is just part of our DNA, and we’ve done so before successfully, time after time. There’s so much to look forward to. We’re excited, we’re focused, and we have the right plan, and we have the right Team. And as we change, we’re staying true to the core Values that have made Southwest a disruptor and industry leader for decades.

In short, this is all about making Southwest Even Better. Well, also, on Thursday, we announced the appointment of Bob Fornaro as a member of our Board, effective immediately. He’s an accomplished industry and airline expert with four decades of experience in the industry. And, previously, he served on the Board of Directors of Spirit Airlines, as President and CEO of Spirit, and as President and CEO of AirTran Holdings, Inc. ... just to name a few of his many leadership roles.

He’s already provided an objective review and important perspective on our transformational plan, and he strongly appreciates our unique business model and strategic advantages. You can read more about Bob on SWALife. Well, shifting gears ... as COO Andrew Watterson shared in his To the Point video last week, we continue to optimize our network to address unprofitable routes. Andrew alluded to the difficult decisions that can come with that, and on Wednesday, we announced significant reductions in Atlanta flight activity, which you’ll see in our April 2025 schedule.

We never want to reduce service at any location, but this reduction will strengthen performance and allow us to reallocate aircraft to other markets through the network to boost financial performance. Our Network Planning Team regularly examines the network in detail, and Atlanta is a consistently underperforming market. Demand simply does not support our level of flying there, even with the most recent schedule adjustments. This reduction will require some of our People and aircraft to move where they best support our Company beginning in Spring 2025, and our focus is on our People, who will have the opportunity to remain with Southwest. So, for more details, see SWALife. And, my many thanks to all of you working this week to monitor the path and the impact of Hurricane Helene. The forecasting, planning, execution, and support have been just outstanding. And we did not have to divert a single aircraft, which is exceptional considering the environment.

The network is healthy, and things look good going into today, even as weather is still impacting Raleigh, Charlotte, Atlanta, and Nashville. I know some Employees sustained damage to their homes, and we’re actively checking in on everyone’s wellbeing. If you were impacted, please stay in contact with your Leader so we that we can provide support. Again, just a big thanks to the Team that worked through the impact of the Hurricane to safely deliver our World-Class Hospitality.

I could not be prouder of your resiliency and your Teamwork. Well, my Shout Out this week goes to a San Jose Ops Agent who demonstrated our Values of Teamwork and providing Service with LUV. And you can see more about that on Viva Engage. I LUV you all. Let’s make it a safe and terrific week and weekend ahead!

Cautionary Statement Regarding Forward-Looking Statements

This transcript contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Specific forward-looking statements include, without limitation, statements related to (i) the Company’s plans and expectations associated with its cabin design and Customer Experience, including with respect to new seats, in-seat power, larger overhead bins, and premium seating with extended legroom; (ii) the Company’s technology plans and expectations; (iii) the Company’s financial and operational outlook, expectations, goals, plans, strategies, and projected results of operations, including with respect to its initiatives, and including factors and assumptions underlying the Company’s expectations and projections; (iv) the Company’s plans and expectations with respect to its Tier Members and its Rapid Rewards Program; (v) the Company’s plans and expectations with respect to airline partnerships and enhanced vacation products, including Getaways by Southwest; (vi) the Company’s plans and expectations with respect to transforming its business; and

(vii) the Company’s plans and expectations with respect to its network, its network optimization efforts, its network plan, and network restructurings. These forward-looking statements are based on the Company’s current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of fears or actual outbreaks of diseases, extreme or severe weather and natural disasters, actions of competitors (including, without limitation, pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), consumer perception, economic conditions, fuel prices, banking conditions, fears or actual acts of terrorism or war, sociodemographic trends, and other factors beyond the Company’s control, on consumer behavior and the Company’s results of operations and business decisions, plans, strategies, and results; (ii) the Company’s ability to timely and effectively implement, transition, operate, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives, including with respect to revenue management and assigned and premium seating; (iii) the cost and effects of the actions of activist shareholders; (iv) the Company’s ability to obtain and maintain adequate infrastructure and equipment to support its operations and initiatives; (v) the Company’s dependence on The Boeing Company (“Boeing”) and Boeing suppliers with respect to the Company’s aircraft deliveries, Boeing MAX 7 aircraft certifications, fleet and capacity plans, operations, maintenance, strategies, and goals; (vi) the Company’s dependence on the Federal Aviation Administration with respect to safety approvals for the new cabin layout and the certification of the Boeing MAX 7 aircraft; (vii) the Company’s dependence on other third parties, in particular with respect to its technology plans, its plans and expectations related to revenue management, operational reliability, fuel supply, maintenance, and Global Distribution Systems, and the impact on the Company’s operations and results of operations of any third party delays or nonperformance; (viii) the Company’s ability to timely and effectively prioritize its initiatives and focus areas and related expenditures; (ix) the impact of labor matters on the Company’s business decisions, plans, strategies, and results; (x) the impact of governmental regulations and other governmental actions on the Company’s business plans, results, and operations; (xi) the Company’s dependence on its workforce, including its ability to employ and retain sufficient numbers of qualified Employees with appropriate skills and expertise to effectively and efficiently maintain its operations and execute the Company’s plans, strategies, and initiatives; and (xii) other factors, as described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024.

Important Additional Information

The Company intends to file a proxy statement and a WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s next meeting of Shareholders (whether an Annual or Special Meeting of Shareholders (the “Shareholder Meeting”)). SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SHAREHOLDER MEETING. Shareholders will be able to obtain the Company’s proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://www.southwestairlinesinvestorrelations.com/financials/sec-filings.

Participant Information

The Company, each of its Directors (namely, Gary C. Kelly, Robert E. Jordan, William H. Cunningham, Ph.D., Lisa M. Atherton, David W. Biegler, J. Veronica Biggins, Roy Blunt, Douglas H. Brooks, Eduardo F. Conrado, Robert L. Fornaro, Rakesh Gangwal, Thomas W. Gilligan, Ph.D., David P. Hess, Elaine Mendoza, Christopher P. Reynolds, and Jill A. Soltau) and one of its executive officers (namely, Tammy Romo, Chief Financial Officer) are deemed to be “participants” (as defined in Section 14(a) of the Exchange Act) in the solicitation of proxies from the Company’s Shareholders in connection with the matters to be considered at the Shareholder Meeting. Information about the compensation of our named executive officers and our non-employee Directors is set forth in the sections titled “Compensation of Executive Officers” and “Compensation of Directors” in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2024 Annual Meeting of Shareholders, filed on April 5, 2024 (the “2024 Definitive

Proxy”), commencing on pages 28 and 64, respectively, and is available here. Information regarding the participants’ holdings of the Company’s securities can be found in the section titled “Security Ownership of Management” in the Company’s 2024 Definitive Proxy on page 27 and is available here, and as updated in the filings referenced below. Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC on May 2, 2024 for Mr. Kelly (available here); May 16, 2024 for Dr.  Cunningham (available here); May 16, 2024 for Ms.  Atherton (available here); May 16, 2024 for Mr.  Biegler (available here); May 16, 2024 for Ms.  Biggins (available here); May 16, 2024 for Mr.  Blunt (available here); May 16, 2024 for Mr.  Brooks (available here); May 16, 2024 for Mr.  Conrado (available here); August 1, 2024 for Mr.  Gangwal (available here); May 16, 2024 for Dr.  Gilligan (available here); May 16, 2024 for Mr.  Hess (available here); May 16, 2024 for Ms.  Mendoza (available here); May 16, 2024 for Mr.  Reynolds (available here); and May 16, 2024 for Ms.  Soltau (available here). Such filings are available on the Company’s website at https://www.southwestairlinesinvestorrelations.com/financials/sec-filings or through the SEC’s website via the links referenced above. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the section titled “Security Ownership of Management” of the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the Shareholder Meeting.